Exhibit 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-_____) pertaining to the Human Genome Sciences, Inc. 1994 Stock Option Plan of our report dated February 14, 1997, with respect to the financial statements of Human Genome Sciences, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.



Vienna, Virginia
April 24, 1997                                            /s/ Ernst & Young LLP